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                                  Exhibit 10.4

                             CANCELLATION AGREEMENT

         THIS AGREEMENT is made on February 19, 2002 (the "Effective Date"), by and among FLAG Financial Corporation, a Georgia corporation (the "Employer"), and J. PRESTON MARTIN, a resident of the State of Georgia (the "Employee").


                                R E C I T A L S:
                                 - - - - - - - -


         The Employer and the Employee entered into that certain change in control agreement dated as of April 1, 2001 (the "Change in Control Agreement").

         The parties wish to cancel the provisions of the Change in Control Agreement.

         In consideration of the above premises and the mutual agreements hereinafter set forth, good and valuable consideration, the receipt and the parties hereto agree as follows:

         1. Cancellation of the Change in Control Agreement. The Employer and the Employee agree to cancel all provisions of the Change in Control Agreement. In addition, the Employee will tender his resignation as a member of the Board of Directors of the Employer, with such resignation to be effective no later than the Effective Date.

        2. Consideration. In full and complete consideration of the cancellation of the Change in Control Agreement, and in full and complete settlement of any and all obligations of the Employer to the Employee under the Change in Control Agreement, the Employer shall provide Employee with the following:

                  (a) Purchase Price for the Change in Control Agreement. For the settlement of its obligations to the Employee under the Change in Control Agreement, the Employer shall pay to the Employee a lump-sum cash payment equal to $400,000, payable on the Effective Date or as soon as practicable thereafter;

                  (b) Transfer of Automobile. The title to the automobile currently made available by the Employer to the Employee for his use shall be transferred to the Employee on the Effective Date or as soon as practicable thereafter. The Employee acknowledges that the value of the automobile at the time of transfer will constitute imputed income to the Employee; and

                  (c) Transfer of Insurance Policy. As of or as soon as practicable after the Effective Date, the Employer shall transfer to the Employee ownership of that certain life insurance policy on the life of the Employee with a policy number of 4761757, issued by Woodmen of the World Insurance Society.

         3.       Protective Covenants.
                  --------------------

                  (a) Confidential Information. As a management employee of the Employer, the Employee has access to Confidential Information (as defined herein). The Employee agrees to maintain the confidentiality of all Confidential Information throughout his employment with the Employer and its affiliates and for a period of twelve (12) months thereafter. For purposes of this Section, the term "Confidential Information" means data and information relating to the business of the Employer which is or has been disclosed to the Employee or of which the Employee has become aware as a consequence of or through his employment relationship with the Employer and which has value to the Employer and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Employer (except where such public disclosure was effected by the Employee without authorization) or that has been independently developed and disclosed by others or that otherwise enters the public domain through lawful means.

                  (b) Covenant Not to Compete or Solicit Employees or Customers. The Employee agrees, acknowledges and understands that the nature, kind and character of the business conducted by the Employer is highly competitive. For the considerations contained herein, the Employee agrees that:

                           (1) during his employment with the Employer and its
                  affiliates and for a period of twenty-four (24) months thereafter, the Employee will not:

                                    (i) within the Area, enter into any
                           employment relationship with any bank, thrift institution, other entity providing financial services or an affiliate of any of the foregoing in a capacity identical with or substantially similar to the capacity in which he was employed by the Employer at the time of his termination of employment;

                                    (ii) directly or indirectly, on his own
                           behalf or in the service or on behalf of others, solicit, divert, appropriate or attempt to solicit, divert or appropriate, any business from any of the Employer's customers with whom the Employee has had material contact during the two (2) years immediately preceding the Employee's termination of employment, for purposes of providing products or services that are competitive with those provided by the Employer; or

                                    (iii) on his own behalf or in the service or
                           on behalf of others, solicit, recruit or hire away, or attempt to solicit, recruit or hire away, directly or by assisting others, any employee of the Employer, whether or not such employee is a full-time employee, part-time or temporary employee of the Employer, and whether or not such employment is pursuant to a written agreement or is for a determined period or at will.


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

                           For purposes of this Subsection (1), "Area" shall
                  mean the geographic area within the boundaries of Dooly, Troup and Upson Counties, Georgia. It is the express intent of the parties that the Area as defined herein is the area where the Employee performs services on behalf of the Employer as of the Effective Date.

                           (2) by virtue of the duties and special knowledge of
                  the affairs and operations of the Employer that the Employee has and will obtain as a result of his employment relationship with the Employer, a breach or threatened breach by him of the provisions of this covenant not to compete and not to solicit employees or customers shall cause irreparable injury to the Employer and shall entitle the Employer, in addition to any other remedy, to injunctive relief against such breach or threatened breach.

         The Employee acknowledges that the foregoing covenants are reasonable and necessary to protect the interests of the Employer.

         4. Litigation. Each party agrees that no party, nor any person or organization on the party's behalf, has filed, or assigned others the right to file, nor are there pending, any complaints, charges, or lawsuits against any other party, with any federal, state or local governmental agency or court.

        5. Assignment. This Agreement shall inure to the benefit of and be binding upon the Employee and upon the Employer and its successors and assigns. The Employee may not assign his rights and obligations hereunder without the written consent of the Employer.

         6. Entire Agreement. This Agreement, embodies the entire agreement of the parties hereto relating to the subject matter hereof and supersede any and all prior agreements, including, but not limited to, the Change in Control Agreement. No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed by the parties hereto.

        7. Governing Law. This Agreement shall be governed by and construed in accordance with any applicable federal law and the substantive laws of the State of Georgia, without reference to its conflict of laws provisions.

        8. No Defense. The existence of any claim or cause of action of the Employee against the Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of any covenant contained in this Agreement.

         9. No Contract of Employment. Nothing in this Agreement shall be construed to constitute or be evidence of an agreement or understanding, express or implied, on the part of the Employer to continue the Employee's employment for any specific period of time. The Employee's employment with the Employer shall be terminable at the will of the Employer, with or without "Cause." For purposes of this Section, "Cause" means (a) conduct constituting fraud or dishonesty resulting in financial harm to the Employer or any of its affiliates;
(b) conviction of a crime involving breach of trust, moral turpitude, theft or fraud; (c) performance in job duties which results in Employee not attaining

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pre-determined goals and objectives; (d) failure to follow reasonable instructions from the Employee's supervisor; or (e) the failure to perform the duties assigned to the Employee.

        10. Survival. The obligations of the parties as expressly set forth in
Section 2 and 3 hereof shall survive the Executive's termination of employment as an at-will employee.

        11. Notice. Except as otherwise required under this Agreement, any notice required or permitted to be given pursuant to this Agreement shall be sufficiently given:

                  (a) to the Employee if in writing and personally delivered, or mailed (and if mailed shall be deemed given three (3) business days after mailing) registered or certified mail addressed to the Employee at the Employee's residence as shown in the records of the Employer or at such address as the Employee shall designate in a written notice to the Employer; and

                  (b) to the Employer if in writing and personally delivered to the Chief Executive Officer of the Employer or mailed (and if mailed, shall be deemed given three (3) business days after mailing) registered or certified mail addressed to FLAG Financial Corp., 235 Corporate Center, Stockbridge, Georgia 30281, Attn: Chief Executive Officer.


         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year set forth below.

                                               FLAG FINANCIAL CORPORATION

                                               By:      /s/ Joseph W. Evans
                                                        -------------------

                                               Title:   Chairman and CEO
                                                        -----------------------



                                               /s/ J. Preston Martin
                                               -----------------------
                                               J. PRESTON MARTIN